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                                                                  EXHIBIT 10(b)


                               SUPPLIER AGREEMENT

         THIS SUPPLIER AGREEMENT is made this 1st day of September, 1997, by and between STARBUCKS CORPORATION, d/b/a Starbucks Coffee Company, a Washington corporation ("Starbucks") and STEARNS & LEHMAN, INC., an Ohio corporation ("Supplier").

         WHEREAS, Supplier wishes to be designated by Starbucks as a supplier of flavored beverage syrups (the "Product"); and

         WHEREAS, Starbucks is willing to designate Supplier as a manufacturer and supplier of the Product, subject to compliance by Supplier with the terms and conditions of this Agreement, as it may be amended from time to time throughout its term, including but not limited to the requirement that the Product be manufactured and sold exclusively to Starbucks, (this Agreement, together with all attachments and exhibits shall be collectively referred to herein as the "Agreement");

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Starbucks and Supplier hereby agree as follows:

         1. EXCLUSIVITY. Subject to compliance by Supplier throughout the term of the Agreement with all of the provisions herein, Starbucks hereby designates Supplier as a supplier of the Product to Starbucks, for the term specified in
Section 2 of the Agreement. Supplier hereby agrees to manufacture, distribute and sell the Product to Starbucks, and agrees that those Products designated as "Exclusive Products" shall be produced for and supplied exclusively to Starbucks. Starbucks acknowledges that Supplier is a recognized producer of flavored beverage syrups with multiple customers and products. No provision of this Agreement shall be interpreted to restrict Supplier from distributing flavored beverage syrup under its own label, under private label or for hire, provided such syrup does not include any Exclusive Product as defined herein.

         2. TERM. This Agreement shall be in effect commencing September 1, 1997 with an initial term of two (2) years, expiring on August 31, 1999 ("Initial Term"). This Agreement shall terminate at the end of the Initial Term if written notice to terminate is given by either party at least sixty (60) days prior to the last day of the Initial Term. Otherwise, following the Initial Term, this Agreement shall renew and continue from year to year until canceled upon thirty
(30) days' written notice by either party. This Agreement may also be terminated earlier pursuant to the provisions of this Agreement.

         3. PRODUCT. The Product covered by the terms and conditions contained herein shall be any syrup manufactured by Supplier for Starbucks. An "Exclusive Product" shall be any syrup so designated by Starbucks on Attachment A, as may be amended from time to time, which Exclusive Products shall be produced for and supplied exclusively to Starbucks. Supplier shall manufacture, label, and deliver the Product according to Starbucks' instructions and specifications, including but not limited to, those terms contained in Attachment A, which terms are incorporated herein by this reference.

                          Exhibit #10(b), Page 1 of 13

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         4. PRICE. The prices of the Product shall be set forth on Attachment B to this Agreement (the "Base Prices"). Notwithstanding the foregoing, should the price of any Commodity Ingredient of the Product (as defined below) increase or decrease, the parties agree to an appropriate pro rata increase or decrease to the Base Prices. Any price increase or decrease during the Initial Term or any renewal term hereof shall be negotiated and agreed to by Starbucks and shall be in accordance with the following:. (1) Supplier must provide Starbucks notice of such increase in writing at the notice address provided herein as soon as reasonably possible, but at least sixty (60) days prior to the increase; (2) such price increase must be tied to an increase in cost of a Commodity Ingredient, (specifically, the price of liquid sugar and/or flavoring extracts, packaging materials costs, freight costs and other manufacturing costs); and (3) such price and commodity increase must be documented in writing, accompanied by supporting documentation, and provided to Starbucks along with the notice of price change. Upon Starbucks' receipt of such notice, the parties shall commence good faith negotiations. In the event that agreement on new prices cannot be reached, either party shall have the option to terminate the Agreement upon sixty (60) days notice to the other. Notwithstanding anything contained herein to the contrary, if, at any time after the first year, the Product is made available to Starbucks at a lower price by a competitor of Supplier, Starbucks will have the right to terminate this Agreement in such event Supplier is unable to match such competitor's price. ln such event, Starbucks shall terminate this Agreement with ninety (90) days' written notice to Supplier and shall be released of all obligations hereunder.

         5. PURCHASE ORDER. Orders shall be placed in writing by Starbucks, sent by US. Mail, or facsimile to Supplier at the following address and shall set forth the Product amount, flavor and delivery instructions ("Order"):

                     Stearns & Lehman, Inc.
                     30 Paragon Parkway
                     Post Office Box 1748
                     Mansfield, OH 44901
                     Fax:    (419)522-1152

         6. DELIVERY. An Order shall be deemed accepted by Supplier unless otherwise indicated in writing by Supplier within seven (7) days of Supplier's receipt of the Order. All prices quoted for delivery to Starbucks' York roasting plant shall be Full Truckload only, and for any order to be delivered to Starbucks' York roasting plant of Less Than a Truckload, Starbucks shall pay additional freight cost. Notwithstanding the foregoing, orders of Less Than a Truckload shall be accepted for delivery at Starbucks' Kent Roasting Plant with no additional freight cost. All Orders shall be shipped F.O.B. Starbucks. Delivery shall not be complete until the Product has been actually delivered to and accepted by Starbucks. Substitutions will not be accepted. The risk of loss or damage in transit shall be upon the Supplier, except where shipment is by Starbucks' vehicle in which case the risk of loss or damage shall pass to Starbucks upon completion of loading. The Order must be shipped complete by the date requested but not more than one week in advance of the date specified in the Order, without Starbucks' prior approval. Supplier shall, in the event of a delay or threat of delay and to the extent Supplier has knowledge of a delay or threat of delay, due to any cause in the production or delivery of the Product hereunder, immediately notify Starbucks and shall include with such notice all relevant information with respect to such delay or threatened delay.

                          Exhibit #10(b), Page 2 of 13

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Supplier shall be liable for any damages resulting from failure to make delivery within the time called for by the Order or by any written instructions of Starbucks, except where: (i) such delay in delivery shall be due to causes beyond the reasonable control of Supplier, and (ii) Supplier notifies Starbucks as aforesaid. If Supplier for any reason cannot comply with Starbucks' delivery schedule, Starbucks, in addition to any other rights or remedies available to it by law or under these terms and conditions, may terminate the Order or cancel any shipments thereunder without further liability to Supplier. In the event of a delay which has the potential to cause damage to Starbucks, Starbucks and Supplier shall exercise their best efforts to mitigate such damages. Supplier shall not ship any excess quantities without Starbucks' approval. Buyer shall not be obligated to accept untimely or under shipments in whole or in part, and such shipments may at Starbucks' option, be returned to Supplier at Supplier's expense and risk.

         7. PAYMENT TERMS. Supplier shall provide invoices to Starbucks and payment shall be made within thirty (30) days after the date of receipt of the invoice for the Product by Starbucks. The invoice shall describe the items, state the Order date and be attached to the original bill of lading or other shipping receipt. Repeated failure by Starbucks to make timely payments shall result in loss of all rights to exclusivity, indemnity or contribution hereunder.

         8. INDEMNITY. Supplier agrees to defend, indemnify and hold Starbucks, its officers and directors, employees or agents, customers and users of the Product, harmless from all claims, demands, losses, liabilities, suits at law or in equity, costs and expenses, including reasonable attorney's fees, resulting from injury, illness and/or death caused, in whole or in part, by contact with, use and/or consumption of the Product, unless (and then only to the extent) such injury, illness and/or death is caused by Starbucks. In the event it is determined by court decision that Starbucks is partially liable, then Starbucks shall reimburse Supplier for the appropriate percentage of the costs, fees and expenses of defense, including attorney's fees. In the event of a settlement of any claim, the settlement process shall apportion liability, whereupon Starbucks shall pay its share of the settlement and reimburse Supplier the appropriate percentage for the costs, fees and expenses of defense, including attorney's fees. In the event it is determined by settlement or court decision that Supplier had no legal responsibility to the claimant, then Starbucks shall reimburse Supplier for all costs, fees and expenses of defense, including attorney 5 fees. Upon tendering of any suit to Supplier, Supplier shall defend the same at its sole cost and expense. Starbucks agrees to advise Supplier in the event it receives notification that a claim has been or may be filed with respect to a matter covered by this indemnity and Supplier shall be given the opportunity to assume the defense of that claim. If Supplier fails to assume such defense, Starbucks may defend the action in the manner it deems appropriate, and Supplier shall pay to Starbucks all costs, including reasonable attorneys' fees, incurred by Starbucks in effecting such defense, in addition to any sum which Starbucks may pay by reason of any settlement or judgment against Starbucks. This indemnification shall apply whether Supplier or Starbucks defends such suits or claims.

         9. INSURANCE. Supplier agrees to maintain during the entire term of the Agreement (a) comprehensive commercial liability insurance, including product liability coverage, in minimum amounts of $2,000,000.00 per occurrence for damage, injury and/or death to persons and $1,000,000.00 per occurrence for damage and/or injury to property, and (b) product recall liability insurance in a minimum amount of $100,000.00 per occurrence and with a deductible of not more

                          Exhibit #10(b), Page 3 of 13

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than $10,000.00. Supplier further agrees to require all of its delivery personnel to be licensed to drive, whether they are employees or independent contractors. All policies of liability insurance required to be effected by Supplier shall cover Supplier's employees, agents and independent contractors, include Starbucks as an additional insured, and in addition shall contain cross liability and severability clauses protecting Starbucks with respect to claims by Supplier or other persons as if Starbucks were separately insured. The insurance coverage required herein shall be provided by an insurance company or companies acceptable to Starbucks in its reasonable business judgment. Upon execution of this Agreement, and annually thereafter, Supplier shall promptly provide Starbucks with certificates of insurance evidencing such coverage and each certificate shall indicate that the coverage represented thereby shall not be canceled nor modified until at least thirty (30) days prior written notice has been given to Starbucks. Upon Starbucks request, Supplier will provide Starbucks with copies of its insurance policies.

         10. REPRESENTATIONS AND WARRANTIES. Supplier represents and warrants:

                  (a) that the Product will conform to applicable specifications, as such specifications may be updated from time to time, instructions, and drawings, including but not limited to those contained in Attachment A, and will be merchantable, free from defects and will be fit for the purpose intended.;

                  (b) that any formula not developed by Starbucks shall be developed solely by Supplier pursuant to this Agreement and Starbucks' use of the formula will not violate the rights of any third party;

                  (c) that the Product, including food articles, food ingredients, food packaging, and food labeling relating to or comprising the Product or any part thereof delivered, sold or transferred to Starbucks hereunder shall be in full compliance with all applicable federal statutes, rules and regulations, including, without limitation. with the Federal Food, Drug and Cosmetic Act ("FDCA"), the rules and regulations promulgated from time to time by the USDA, the Fair Packaging and Labeling Act (FP&L Act), the Nutritional Labeling & Education Act (NLEA), the Canadian Food and Drugs Act, the Canadian Consumer Packaging and Labeling Act, the Food Additives Amendment of 1958, the Color Additives Amendment of 1960, the Tea Importation Act, the Federal Trade Commission Act, and the Organic Foods Production Act of 1990, all current and future amendments thereto, and all regulations and rules implemented thereunder now and in the future;

                  (d) that the Product shall be manufactured, stored and delivered in accordance with appropriate "Good Manufacturing Practices" or similar practices that may be promulgated under the aforementioned acts, amendments, regulations, and rules, as applicable;

                  (e) that the Product shall be manufactured, stored, and delivered in accordance with all state laws and local health and sanitary ordinances or regulations;

                  (f) that the Product shall not be adulterated or misbranded within the meaning of the aforementioned acts, amendments, regulations, rules, and all state laws and local municipal rules and ordinances, as applicable;

                          Exhibit #10(b), Page 4 of 13

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                  (g) that the Product shall not be a food product which may not, under the aforementioned acts, amendments, regulations, rules, and all state laws and local municipal rules and ordinances, be introduced into interstate commerce except as provided therein;

                  (h) that the Product will be in compliance with all accepted models and samples and all written affirmations of fact, promises, descriptions or specifications made or furnished by Supplier and accepted by Starbucks hereunder;

                  (i) that Supplier has the facilities and capacity to manufacture and supply the Product to Starbucks in accordance with the terms of this Agreement and any specifications set forth on Attachment A, and

                  (j) that Supplier is free to enter into this Agreement, that Supplier's execution of this Agreement has been duly approved by all applicable corporate procedures, and that this Agreement constitutes a legal, valid and binding obligation of Supplier, and that to Supplier's knowledge this Agreement will not violate the rights of any third party.

These warranties shall be in addition to all other warranties, express, implied or statutory and in addition to all obligations contained in this Agreement. Payment for, inspection of, or receipt of the Product shall not constitute a waiver of any breach or warranty.

         11. INSPECTIONS. The Product must comply with the inspection and test procedures established and carried out by Kraft General Foods and/or the United States Department of Agriculture ("USDA") Upon request, Supplier will provide Starbucks' with copies of all inspection reports and provide additional documentation to indicate compliance with this Section. In addition, all Products ordered hereunder will be subject to inspection and test by Starbucks to the extent practicable at all times and places, including the period of manufacture and in any event prior to acceptance. Supplier agrees to permit access to Supplier's facilities at all reasonable times and upon reasonable notice for such inspection. The Product will be subject to final inspection and acceptance by Starbucks after delivery. It is expressly agreed that inspections and/or payments prior to delivery will not constitute final acceptance. If the Product does not meet the specifications or otherwise conform with the requirements of the Order or this Agreement, Starbucks shall have the right to reject such Product.

         12. WIDE SCALE DEFECTS / RECALL.

                  (a) Whenever Supplier becomes aware that any ingredient or component of a Product covered by this Agreement is or may become harmful to persons or property, or that the Product is defective in any manner which is or may become harmful to persons or property, or that a Product is mislabeled, Supplier shall immediately give notice thereof to Starbucks and Supplier shall provide all relevant information with respect thereto.


                          Exhibit #10(b), Page 5 of 13

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                  (b) In the event it is deemed necessary by either Starbucks or
Supplier to recall any quantity of the Product, from any store of Starbucks or from any consumer, either as a result of failure of the Product to satisfy the specifications, comply with any warranties, or for any other reason bearing on quality and/or safety of the Product, Supplier agrees to take such steps as Starbucks deems necessary to protect the interests of the public and Starbucks and to comply diligently with all product recall procedures established by the Food & Drug Administration. Supplier shall maintain a written recall procedure on file at its company offices.

                  (c) Supplier shall lot code each production run of Products with a formalized tracking system. The lot code shall identify the date and production run. Supplier agrees to bear all cost and expenses incurred by it and/or Starbucks (including consequential damages) in complying with such recall procedures, unless such recall is the result of the sole negligence of Starbucks. In the event Supplier fails or refuses to comply with the recall of the Product upon request by Starbucks, Starbucks shall be authorized to take such action as it deems necessary to recall the Product from any and all stores of Starbucks or from its customers, and Supplier shall reimburse Starbucks for its costs and expenses incurred in such recall procedure. Any such action taken by Starbucks shall not relieve Supplier of its obligations or liability hereunder.

         13. DEFAULT AND TERMINATION.

                  (a) If Supplier fails or refuses to comply with any of its obligations hereunder and/or abuses its status an exclusive supplier of the Product to the detriment of Starbucks, or

                  (b) If Supplier seeks protection under the bankruptcy laws (other than as a creditor) or any assignment is made for the benefit of creditors or a trustees is appointed for all or any portion of such party's assets;

then, Starbucks, in its sole discretion and in either event, may terminate the Agreement upon thirty (30) days prior written notice to Supplier. The failure of Starbucks to terminate the Agreement upon the occurrence of one or more of these events of default by Supplier in its performance of any obligations hereunder shall not constitute a waiver or otherwise affect the right of Starbucks to terminate the Agreement as a result of a continuing or subsequent failure or refusal by Supplier to comply with any of such obligations. Furthermore, failure by Starbucks to exercise any of its rights or remedies hereunder or to insist on strict compliance by Supplier with any of the terms of this Agreement shall not constitute a waiver of any of the terms or conditions of this Agreement with respect to any other or subsequent breach nor shall it constitute a waiver by Starbucks of its rights at any time thereafter to require strict compliance with the terms of this Agreement. Upon termination, Starbucks shall pay Supplier the percentage of the total Order price corresponding to the proportion of the Product received and accepted by Starbucks and shall purchase up to three (3) months of supply inventory calculated based upon quarterly purchase averages. In the event that Starbucks has provided written approval of a purchase requisition which results in Supplier obtaining more than a three (3) month supply of any inventory item, then Starbucks shall purchase the entire remaining supply inventory of that item. Supply inventory shall be limited to syrup ingredients, labels, artwork, bottles and printing plates used exclusively and specifically for the manufacture of Starbucks Products. During the thirty day period commencing with notice of termination, Supplier shall cooperate with Starbucks to fill Orders and coordinate transfer of production to Starbucks'

                          Exhibit #10(b), Page 6 of 13

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designee, including delivery of unused labels, art work, printing plates or
Starbucks' property within Supplier's possession, at Starbucks' expense. Supplier shall notify Starbucks of the quantity and type of Product ready to ship, which Supplier shall ship and invoice to Starbucks. Upon such payment all rights to the Product, including work in progress, as set forth in this Agreement shall pass to Starbucks. The rights or remedies set forth herein are in addition to any other rights or remedies which may be granted by law.

         14. INGREDIENT AND NUTRITIONAL INFORMATION.

                  (a) Supplier shall provide an ingredient list for each Product which meets the requirements, as may be applicable, of the United States Code of Federal Regulations, Sections 101.4 and 101.22, and Regulation B.01.010 of the Canadian Food and Drugs Act. Supplier shall not change the formulation, the design or the production process of the Product in any way without prior written approval from Starbucks. In the event of such approved changes, Supplier shall provide Starbucks with a revised statement of ingredients for the Product. Supplier shall bear all costs and expenses associated with such change, unless such change was done at Starbucks' request and direction.

                  (b) Supplier shall comply with all applicable nutritional labeling requirements, including, but not limited to, the Code of Federal Regulations, Section 101.9(a) through (c) or Regulation B.0 1 of the Canadian Food and Drugs Act, and shall pay all costs associated therewith. In the event that the Supplier changes the formulation of the Product in any way, it shall provide Starbucks with revised nutritional information for that Product. Supplier shall provide documentary evidence establishing the source from which Supplier obtained such nutritional information for the purpose of demonstrating, to Starbucks' reasonable satisfaction, that the nutritional information supplied was generated by a credible source. If nutritional labeling is not required by applicable statute, regulation or law, Supplier nevertheless agrees to furnish all information reasonably required by Starbucks for the purpose of providing nutritional information to its customers. Notwithstanding anything contained herein to the contrary, Supplier agrees to provide nutritional information for any Products containing nutritional or dietary representations or those labeled or designated (by way of example and not limitation) "healthy", "high fiber", "low cholesterol", "low fat", "whole grain" or "nonfat".

         15. HARMFUL INGREDIENTS OR DEFECTIVE DESIGN. Whenever Supplier becomes aware that any ingredient or component of the Product covered by this Agreement is or may become harmful to persons or property, or that the design or construction of the Product is defective in any manner which is or may become harmful to persons or property, Supplier shall immediately give notice thereof, including all relevant information with respect thereto, to Starbucks.

         16. INDEPENDENT CONTRACTOR RELATIONSHIP. Supplier acknowledges that it is an independent contractor and is not an agent, partner, joint venturer nor employee of Starbucks. Supplier shall have no authority to bind or otherwise obligate Starbucks in any manner nor shall Supplier represent to anyone that it has a right to do so.

                          Exhibit #10(b), Page 7 of 13

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         17. RIGHTS TO WORK.

                  (a) All services and/or works, and any elements thereof (including but not limited to packaging materials, methods designs or techniques), created, performed, contributed, or prepared by Supplier specifically for Starbucks during the term of this Agreement (whether or not they are documented on an Attachment A attached to this Agreement), all patents, copyrights, trade secrets and other proprietary rights and equivalent rights in or based on such works, and any results or proceeds thereof (the "Works") which have been specially ordered and commissioned by Starbucks, shall be deemed works-made-for-hire from the moment of their creation, and are and shall be the sole and exclusive property of Starbucks. Without reservation, limitation or condition, Supplier hereby sells, assigns, transfers and conveys the Works and any Improvements (as defined below) to Starbucks, exclusively, irrevocably, and perpetually, together with all right, title, and interest throughout the world therein, including without limitation any copyrights, patents, or rights of reproduction, and the right to secure registrations, renewals, reissues, and extensions thereof. No rights of any kind are reserved to or by the Supplier or shall revert to Supplier.

                  (b) The Works are prepared for the benefit of Starbucks and Starbucks shall be the sole owner of the Works, with all rights to use, copy, distribute and make productive use of the Works. Upon completion of the Works (or Starbucks' earlier request), Supplier shall deliver to Starbucks the original Works and Improvements together with all copies of the Works and Improvements. Supplier shall hold for the benefit of Starbucks and shall deliver at Starbucks' request all programs, source code, data, proofs, negatives and other documents, information and elements of production, in any form and in any media, used to create the Works and Improvements or developed during the production of the Works and Improvements. Supplier shall provide Starbucks with such information and know-how in Supplier's possession or control as may be necessary to use, market and/or develop the Works and Improvements.

                  (c) Supplier hereby grants to Starbucks, and Starbucks accepts, an irrevocable, fully paid-up, worldwide and nonexclusive right and license, with the right to grant licenses and sublicenses to others without accounting to Supplier, under all patents, copyrights, trade secrets and other proprietary rights of Supplier included in or necessary to use the Works and Improvements to the extent that Supplier has the right to grant the same.

                  (d) Supplier represents and warrants that Starbucks may use the Works and the Improvements without infringing or violating the rights of any third party. Supplier also represents and warrants that Supplier has not sold or transferred any of the exclusive rights to the Works or the Improvements to any third party and has disclosed to Starbucks the names of any third parties who may have a nonexclusive right to reproduce, distribute, sell or otherwise use the Works and the Improvements. Supplier agrees to indemnify, defend, and hold harmless Starbucks for any liability, loss, damage, claim or action (including reasonable attorneys' fees) arising out of a breach of the warranties in this paragraph. Supplier makes no representations or warranties with respect to materials originating from or provided by Starbucks.

                  (e) "Improvements", as used in this Agreement, shall mean all improvements, refinements, and/or modifications of the Works, regardless of the time when such Improvements are

                          Exhibit #10(b), Page 8 of 13

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or were conceived, developed or reduced to practice, including without limitation, all inventions, discoveries, designs, developments, improvements, copyrightable material and trade secrets related to the Works. Supplier shall make prompt and full disclosure to Starbucks, will hold in trust for the sole benefit of Starbucks, and will assign to Starbucks all right, title and interest in and to any and all Improvements.

                  (f) Supplier agrees to execute such further documents and to do such further acts as may be necessary to perfect, register, or enforce Starbucks' ownership of the rights conveyed under this Agreement. If Supplier fails or refuses to execute any such documents, Supplier hereby appoints Starbucks as Supplier's attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on Supplier's behalf and to execute such documents.

                  (g) For purposes of this Paragraph, "Supplier" means, in addition to the party signing this Agreement. that party's employees. agents and authorized subcontractors.

         18. CONFIDENTIALITY AND NONDISCLOSURE.

                  (a) Confidential Information. Supplier acknowledges that it will receive certain technical, business, and economic information which Starbucks deems proprietary and confidential, including, any and all information or data, whether in oral, audio, visual, written or other form, communicated to Supplier which is either identified as confidential or which by its nature is generally considered proprietary and confidential, regardless of whether such information is specifically labeled as such (collectively, "Confidential Information"). Confidential Information includes, without limitation information and data concerning Starbucks' business, financial information that has not been disclosed publicly by Starbucks, customers, vendors, marketing and financial plans, methods, formulae, systems, data, processes, designs, technology, tables, calculations, letters, agreements, documents, and know-how.

                  (b) NON-USE AND NON-DISCLOSURE.

                           (i) Supplier agrees that it shall maintain the
confidentiality of all Confidential Information it receives or otherwise obtains and that it shall not disclose such information or transmit any documents or copies containing such information to any other party, except as permitted under the terms of this Agreement. Supplier shall use at least that standard of care with respect to protecting the Confidential Information which it accords its own proprietary and confidential information.

                           (ii) Supplier further agrees that at no time shall it
use or knowingly permit any other person or entity to examine, use, derive any benefit from, or otherwise exploit the Confidential Information without Starbucks' prior written consent or as permitted under the terms of this Agreement. Supplier shall not disclose any Confidential Information to anyone other than those of Supplier's employees, agents, and those third parties authorized by Starbucks (A) who have a reasonable need-to-know such Confidential Information in connection with the business relationship or transaction to which this Agreement relates, (B) which individuals have been advised of the confidential nature of the information, and (C) have agreed to be bound by the terms of this Agreement.

                          Exhibit #10(b), Page 9 of 13

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                           (iii) The duty of nondisclosure shall not apply to
information which: (A) was in the public domain at the time it was communicated to Supplier or subsequently enters the public domain through no fault of Supplier; (B) Supplier can prove was independently developed by Supplier or was already known to Supplier at the time of receipt; (C) was communicated rightfully to Supplier free of any obligation of nondisclosure and without restriction as to use; or (iv) is required to be disclosed by Supplier pursuant to judicial order or other compulsion of law, provided that Supplier shall provide to Starbucks prompt notice of any such order and comply with any protective or similar order imposed on such disclosure. In the event of unauthorized disclosure of Confidentiality Information by Supplier, Supplier shall bear the burden of proof of demonstrating that the information falls under one of the above described exceptions.

                  (c) LIMITATIONS ON USE. Unless otherwise agreed in writing by Starbucks, Company shall use the Confidential Information solely for purposes of rendering services in connection with graphic design for Starbucks and such other projects as Starbucks may from time to time assign.

                  (d) OWNERSHIP AND IMPLIED RIGHTS. All Confidential Information shall remain the exclusive property of Starbucks, and nothing in this Agreement shall be deemed to grant Supplier any rights in or to the Confidential Information, or any part thereof.

                  (d) RESTRICTIONS ON COPYING. Supplier shall not make any copies of any Confidential Information, except as may be strictly necessary to carry Out the purposes stated herein. Supplier agrees that any copies made shall bear a clear stamp or legend indicating their confidential nature. Supplier agrees not to remove, overprint, or deface any notice of copyright, trademark, logo, or other notices of ownership from any originals or copies of Confidential Information.

                  (e) RETURN OF MATERIALS. Upon completion of the purposes stated above, or upon Starbucks' earlier request, Supplier shall promptly return; all materials incorporating Confidential Information and all copies of the same, and shall cause any third parties to whom disclosure was made to do the same.

                  (f) AFFILIATES. Nothing in this Agreement shall be deemed to permit access by Supplier's affiliates to Confidential Information provided pursuant to the terms of this Agreement without Starbucks' prior written consent. An "affiliate" is any entity which controls, is controlled by, or is under common control with Supplier. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, more than five percent (5%) of the voting equity or assets of the other entity (or other comparable ownership interest for an entity other than a corporation).

                          Exhibit #10(b), Page 10 of 13

                  (g) SECURITIES LAWS.

                           (i) Supplier hereby acknowledge that it is aware, and
agrees that it will advise those persons who are informed about the matters that are the subject of this Agreement, that federal and state securities laws prohibit any person who has received material, non-public information concerning Starbucks, including, without limitation, the matters that are the subject of this Agreement, from purchasing or selling securities of Starbucks or from communicating that information to any other person who may purchase or sell or otherwise violate such laws. Supplier agrees to abide by the terms of Starbucks' Insider Trading and Confidentiality Policy and Procedure memorandum, distributed to Supplier on or before the date of this Agreement.

                           (ii) Starbucks hereby acknowledge that it is aware,
and agrees that it will advise those persons who are informed about the matters that are the subject of this Agreement, that federal and state securities laws prohibit any person who has received material, non-public information concerning Supplier, including, without limitation, the matters that are the subject of this Agreement, from purchasing or selling securities of Supplier or from communicating that information to any other person who may purchase or sell or otherwise violate such laws.

                  (h) BREACH.

                           (i) In the event of Supplier's breach of this
Agreement, Starbucks shall have the right to: (A) demand the immediate return of all Confidential Information; (B) recover its actual damages incurred by reason of such breach, including, without limitation, its attorneys' fees and costs of suit; (C) obtain injunctive relief to prevent such breach or to otherwise enforce the terms of this Agreement; and (D) pursue any other remedy available at law or in equity.

                           (ii) In the event of Starbuck's breach of this
Agreement, Supplier shall have the right to: (A) recover its actual damages incurred by reason of such breach, including, without limitation, its attorneys' fees and costs of suit; (B) obtain injunctive relief to prevent such breach or to otherwise enforce the terms of this Agreement; and (C) pursue any other remedy available at law or in equity.

                           (iii) Supplier specifically acknowledges that
unauthorized disclosure of Confidential Information would result in irreparable harm for which there is no adequate remedy at law. Supplier therefore agrees that in the event of any unauthorized disclosure, Starbucks shall be entitled to an injunction and that no bond shall be required. This remedy shall be in addition to any other remedy available at law or in equity.

         19. SEVERABILITY. The provisions of the Agreement are severable and the Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

         20. AMENDMENTS IN WRITING. Neither the Agreement nor any of its provisions may be waived, modified or amended except by an instrument in writing signed by the parties to this Agreement.

                          Exhibit #10(b), Page 11 of 13

         21. ENTIRE AGREEMENT. The Agreement constitutes the entire written agreement between Starbucks and the Supplier and supersedes any and all prior negotiations, understandings and/or agreements, oral or written, between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement may be amended only by an instrument executed by the authorized representative of both parties.

         22. ASSIGNMENT. The Agreement shall be binding upon and shall inure to the benefit of; the parties to this Agreement, provided, however, it shall not be assigned by either Starbucks or Supplier, without the prior written consent of the other party.

         23. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington. Starbucks may elect to enforce this Agreement in Washington, and Supplier hereby irrevocably submits itself to the jurisdiction and venue of the Superior Court of the State of Washington for King County and the United States Federal District Court for the Western District of Washington for the purposes of proceedings arising out of or relating to this Agreement, and hereby irrevocably waives and agrees not to assert any claim that it is not personally subject to the jurisdiction of the above-named courts. The parties further agree to waive their right, if any, to a trial by jury.

         24. FORCE MAJEURE. Neither party shall be liable for defaults or delays or non-performance of any covenant, agreement, work, service, or other act required under this Agreement to be performed by such party, if such delay or hindrance is due to strikes, lockouts, failure of power or other utilities, injunction or other court or administrative order, governmental law or regulations which prevent or substantially interfere with the required performance, condemnations, riots, insurrections, martial law, civil commotion, war, fire, flood, earthquake, or other casualty, acts of God, or other causes not within the control of such party, the performance of any covenant, agreement, work, service, or other act shall be excused for the period of delay and the period for the performance of the same shall be extended by such period.

         25. SUCCESSOR. Any provision of this Agreement which imposes upon the parties an obligation after termination or expiration of the Agreement shall survive termination or expiration of this Agreement and be binding upon the parties, its successors and assigns.

         26. NONASSIGNMENT. Supplier or Starbucks shall not subcontract to or permit third parties to perform its obligations or produce the Product to be rendered under this Agreement.

         27. CUMULATIVE REMEDIES. The rights and remedies above provided to either party shall be cumulative and in addition to all other rights and remedies available to either party in law and in equity.

         28. NOTICES. Whenever a provision is made under this Agreement for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served

                          Exhibit #10(b), Page 12 of 13
either personally or sent by United States mail, certified, postage prepaid, addressed at the addresses set forth below or at such address as either party may advise the other from time to time. It shall be deemed delivered when actually delivered, if delivered in person, or three (3) days after being deposited in the United States mail

         To Supplier at:                             Stearns & Lehman, Inc.
                                                     Post Office Box 1748
                                                     Mansfield, OH 44901

         or by overnight mail to:                    30 Paragon Parkway
                                                     Mansfield, OH 44903

         To Starbucks at:                            Starbucks Corporation
                                                     P.O. Box 34067
                                                     Seattle, WA 98124-1067

         or by overnight mail to:                    2401 Utah Avenue South
                                                     Seattle, WA 98134

         IN WITNESS WHEREOF, the parties have executed this agreement as of September 1, 1997, which is the first date written.

STARBUCKS CORPORATION                      STEARNS & LEHMAN, INC.
a Washington corporation                   an Ohio corporation

By      /s/ Eduardo R. Garcia              By      /s/ William C. Stearns
       ---------------------------                -----------------------------
Title  Senior V.P. S.C.O.                  Title  President

                          Exhibit #10(b), Page 13 of 13